Exhibit 5.1
טולצ'ינסקי שטרן מרציאנו כהן לויצקי ושות
Tulchinsky Stern Marciano Cohen Levitski & Co.

משרד עורכי דין	|	law offices
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מגדל המוזיאון ● רח' ברקוביץ' 4 ● תל אביב 6423806 ● טל. 03-6075000 ● פקס. 03-6075050
Museum Tower ● 4 Berkowitz St. ● Tel Aviv 6423806 ● Tel. (972) 3-6075000 ● Fax. (972) 3-6075050
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בניין האחים דויד ● רח' קרן היסוד 38 ● ירושלים 9214915 ● טל. 02-6511919 ● פקס. 02-6513133
David Brothers Bld.●  38 Keren Hayessod Street ● Jerusalem 9214915 ● Tel. (972) 2-6511919 ● Fax. (972) 2-6513133
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פארק טכנולוגיות מתקדמות ● רח' האנרגיה 77 ● באר שבע 8470912 ● טל. 08-3720372 ● פקס. 08-3729999
Advanced Technologies Park ● 77 Energy St. ● Beer Sheva 8470912 ● Tel. (972) 8-3720372 ● Fax. (972) 8-3729999

Menachem Tulchinsky, Adv.
Doron Stern, Adv.
Amir Levitski, Adv.
David Cohen, Adv.
Isaac Marciano, Adv. (C.P.A.)
Yossi Ratnovsky, Adv. (C.P.A.)
Alon Tabak Aviram, Adv. *
Daniel Chinn, Adv.
Baruch Perl, Adv.
Glenn (Gershon) Shalom Winter, Adv.*
Uriel Barak, Adv.*
Asaf Ben-Zeev, Adv.
Assaf Benmelech, Adv.
Michal Markovitz Blachar, Adv.
Ofer Dolinsky, Adv.
Dafna Achiam Tal, Adv.
Alon Karniel, Adv.
Uri Nesher, Adv.
Amit Hirsch, Adv.
Ayelet Broditzky, Adv.
Hadas Poraz, Adv.
Liat Sass, Adv.
Lana Tavor, Adv.
Alon Fiul, Adv.
Galia Suesskind-Spiegel, Adv.
Shimrit Lifshitz Shachal, Adv.
*Member of the N.Y. Bar Association

Efrat Shuster, Adv.
Dori Eyal, Adv.
Avital Mandel Hara, Adv.
Naomi Vestfrid, Adv.
Tamar Nesher, Adv.
Ilan Sapir, Adv.
Aviad Avergil, Adv.
Naama Horn, Adv.
Hanan Raviv, Adv.
Elad Mirvis, Adv.
Avital Sela, Adv.
Lior Etgar, Adv.
Ariel Shanon, Adv.
Benjamin Bekkerman, Adv.
Itamar Shoham, Adv.
Hila Nadir, Adv.
Tal Levy, Adv.
Ohad Gamliel, Adv.
Yair Eliash, Adv.
Mayan Miller, Adv.
Aaron Shaw, Adv.
Rinat Brendel, Adv.
Mati Rosenbaum, Adv.
Nurit Dromy, Adv.
Shira Efrati, Adv.

אפרת שוסטר, עו"ד
דורי אייל, עו"ד
אביטל מנדל הרה, עו"ד
נעמי ווסטפריד, עו"ד
תמר נשר, עו"ד
אילן ספיר, עו"ד
אביעד אברגיל, עו"ד
נעמה הורן, עו"ד
חנן רביב, עו"ד
אלעד מירוויס, עו"ד
אביטל סלע, עו"ד
ליאור אתגר, עו"ד
אריאל שנון, עו"ד
בנימין בקרמן, עו"ד
איתמר שהם, עו"ד
הילה נדיר, עו"ד
טל לוי, עו"ד
אוהד גמליאל, עו"ד
יאיר אליאש, עו"ד
מעין מילר, עו"ד
אהרון שור, עו"ד
רינת ברנדל, עו"ד
מתי רוזנבאום, עו"ד
נורית דרומי, עו"ד
שירה אפרתי, עו"ד

מנחם טולצ'ינסקי, עו"ד
דורון שטרן, עו"ד
אמיר לויצקי, עו"ד
דיויד כהן, עו"ד
יצחק מרציאנו, עו"ד (רו"ח(
יוסי רטנובסקי, עו"ד (רו"ח(
אלון טבק אבירם, עו"ד
דניאל צ'ין, עו"ד
ברוך פרל, עו"ד
גרשון שלום וינטר, עו"ד
אוריאל ברק, עו"ד
אסף בן-זאב, עו"ד
אסף בנמלך, עו"ד
מיכל מרקוביץ בלשר, עו"ד
עופר דולינסקי, עו"ד
דפנה אחיעם טל, עו"ד
אלון קרניאל, עו"ד
אורי נשר, עו"ד
עמית הירש, עו"ד
אילת ברודיצקי, עו"ד
הדס פורז, עו"ד
ליאת סאס, עו"ד
לנה תבור, עו"ד
אלון פיול, עו"ד
גליה זיסקינד-שפיגל, עו"ד
שימרית ליפשיץ שחל, עו"ד

August 3, 2016

Teva Pharmaceutical Industries Ltd.
5 Basel Street
Petach Tikvah 4951033
Israel
Ladies and Gentlemen,
We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Teva Pharmaceutical Industries Limited., a company organized under the laws of the State of Israel (the “Company” or “Teva”), with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Act”), relating to the proposed registration of 35,300,000 additional ordinary shares, NIS 0.1 nominal (par) value each (“ordinary shares”) of the Company (the “Shares”), which may be issued pursuant to Teva’s 2015 Long-Term Equity-Based Incentive Plan (the “Plan”), as

טולצ'ינסקי שטרן מרציאנו כהן לויצקי ושות
Tulchinsky Stern Marciano Cohen Levitski & Co.
law offices	|	משרד עורכי דין
www.tslaw.co.il
provided for therein, including: (i) 33,300,000 ordinary shares which were approved by Teva’s shareholders at its Annual Meeting of Shareholders on April 18, 2016; and (ii) 2,000,000 ordinary shares subject to share options, restricted shares and restricted share units issued under the Plan as “substitute awards” in connection with the consummation of Teva’s acquisition of the global generics business of Allergan plc (“Allergan”) pursuant to that certain Master Purchase Agreement, dated as of July 26, 2015, as amended, by and between Teva and Allergan.
As Israeli counsel to the Company in connection with the registering of the Shares pursuant to the Registration Statement, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, consents, resolutions, minutes and other documents provided to us by the Company as we have deemed necessary or appropriate in order to enable us to express the opinions hereinafter set forth. Insofar as the opinions expressed herein involve factual matters, we have relied exclusively (without independent factual investigation or verification) upon certificates of, and other communications with, officers and employees of the Company and upon certificates of public officials.
In making the examination described above, we have assumed the genuineness of all signatures, the capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such documents and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the truth of all facts communicated to us by the Company, and we have assumed that all consents, resolutions and minutes of meetings of the Company's board of directors, of committees thereof and of the shareholders which have been provided to us are true and accurate and have been properly prepared in accordance with the Company's incorporation documents and all applicable laws.
Based upon the foregoing and in reliance thereon, we are of the opinion that all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares pursuant to the Plan and the Shares, when, and if, issued and paid for (or deemed paid for) in accordance with the terms and conditions of the respective awards and the Plan will be duly authorized, validly issued, fully paid and non-assessable.
The opinions expressed herein are limited to matters governed by the laws of the State of Israel, and we express no opinion with respect to the laws of any other country, state or jurisdiction or with respect to any matter governed by such laws. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, to any other matters.
The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of any such changes. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.
The opinions expressed herein represent the judgment of this law firm as to the legal matters addressed herein but they are not guarantees or warranties as to how a court may rule on such matters and should not be construed as such.

טולצ'ינסקי שטרן מרציאנו כהן לויצקי ושות
Tulchinsky Stern Marciano Cohen Levitski & Co.
law offices	|	משרד עורכי דין
www.tslaw.co.il
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.
This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

Very truly yours,

/s/ Tulchinsky Stern Marciano Cohen Levitski & Co.,
Law Offices

Tulchinsky Stern Marciano Cohen Levitski & Co.,
Law Offices